UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2018

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01  Regulation FD Disclosure.

On September 24, 2018, Gas Transmission Northwest, LLC ("GTN"), a wholly-owned subsidiary of TC PipeLines, LP (the "Partnership"), filed a petition with the Federal Energy Regulatory Commission ("FERC") requesting a waiver of the requirement to file Form No. 501-G based on an uncontested settlement-in-principle reached by GTN with shippers that will provide customers with rate relief and resolve issues relating to the Tax Cut and Jobs Act ("Tax Act"), FERC's Order No. 849, and the FERC's Revised Policy Statement on Treatment of Income Taxes ("Revised Policy Statement").  GTN currently is required to file its Form No. 501-G on October 11, 2018.  FERC provided for a waiver of the Form No. 501-G filing requirement for pipelines that enter into pre-packaged uncontested settlements addressing rate issues arising from the Tax Act, Order No. 849, and the Revised Policy Statement by the date their Form No. 501-G would otherwise be due.  GTN is preparing final settlement documents and will file them with FERC for approval as soon as possible.  GTN has requested that FERC issue an order granting its petition on or before October 5, 2018 in order to ensure that GTN will have sufficient time to finalize its Form No. 501-G filing if necessary.  In the alternative, GTN has requested that FERC postpone the deadline for it to file Form No. 501-G until December 6, 2018.

At this time, the Partnership maintains its previous estimate of the overall impact of the tax-related changes to its revenue and cash flow as it continues to execute its regulatory strategy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  September 25, 2018

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